Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

COSTA MESA, Calif., January 9, 2012 — Emulex Corporation (NYSE:ELX) today announced preliminary results for its second quarter of fiscal 2012, which ended on January 1, 2012.

Second Quarter Financial Highlights

•	Total net revenues of $127-$128 million exceeding the high end of guidance of $121-$127 million

•	Network Connectivity Products (NCP) net revenue increased approximately 10 percent sequentially representing approximately 75 percent of net revenues

•	Storage Connectivity Products (SCP) net revenue increased approximately 13 percent sequentially representing approximately 20 percent of net revenues

•	GAAP diluted earnings per share of $0.15-$0.16 compared to a GAAP loss per share of $0.08 in the first quarter of 2012

•	Non-GAAP diluted earnings per share of $0.24-$0.25 an increase of more than 80 percent sequentially and exceeding the high end of guidance of $0.17-$0.20

•	Calendar year 2011 revenues of $481-$482 million, an increase of approximately 14 percent year-over-year growth

•	Successfully executed recovery plans from the Thailand flooding, restoring full production capacity within the quarter

CEO Jim McCluney commented, “Our preliminary results for the December quarter once again demonstrate our commitment to deliver better than industry revenue growth and even stronger earnings growth. Outstanding execution by our operations team overcame the mid-quarter

FY’12 Q2 Preliminary Earnings Results

January 9, 2012

supply constraints from the Thailand flooding, bringing us back to full capacity and allowing us to exceed the high end of our revenue and earnings guidance for the quarter,” continued McCluney.

“With the benefit of the upcoming OEM server platform refresh cycle related to Intel Corporation’s Romley chipset and the expanding adoption of converged networks, Emulex is exceptionally well positioned to continue to deliver shareholder value in 2012,” McCluney concluded.

Emulex expects to announce its final second quarter financial and operating results on January 26, 2012 and will provide additional information and commentary during its regularly scheduled quarterly conference call after the market closes on that date.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel host bus adapters, network interface cards, converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. Emulex is listed on the New York Stock Exchange (NYSE:ELX). News releases and other information about Emulex is available at www.Emulex.com.

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release: non-GAAP diluted earnings per share. This non-GAAP financial measure excludes certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, any non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

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January 9, 2012

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the effects of ongoing lawsuits, such as the action brought by Broadcom, which present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, and diversion of management’s attention from other business matters. Such potential risks also include, with respect to the Broadcom litigation, the ability to make design change implementations, the availability of customer resources to complete any re-qualification or re-testing that may be needed, and the ability to maintain favorable working relationships with Emulex suppliers of SerDes modules. In addition, the fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to

FY’12 Q2 Preliminary Earnings Results

January 9, 2012

determine if markets will grow or shrink in the short term. The current economic downturn and the resulting disruptions in world credit and equity markets that are creating economic uncertainty for our customers and the storage networking market as a whole has and could continue to adversely affect our revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire us may have an adverse effect on our operations. As a result of this uncertainty, we are unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: faster than anticipated decline in the storage networking market; slower than expected growth of the storage networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the storage technology market; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effect of acquisitions; the effects of terrorist activities; natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011 and the significant flooding in various parts of Thailand in October 2011, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’12 Q2 Preliminary Earnings Results

January 9, 2012

Preliminary Diluted Earnings per Share Reconciliation:

Preliminary Results For the Three Months Ending January 1, 2012
Preliminary Non-GAAP diluted earnings per share	$0.24-$0.25
Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Stock-based compensation	$0.04
Amortization of intangibles	$0.05

Preliminary GAAP diluted earnings per share	$0.15-$0.16